Exhibit 99-B.10 – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public
Accounting Firm” and to the use of our report dated March 25, 2008, with respect to the consolidated financial statements of ING Life Insurance and Annuity Company as of
December 31, 2007 and 2006, and for each of the three years in the period ended
December 31, 2007, and to the use of our report dated March 21, 2008, with respect to the statements of assets and liabilities of Variable Annuity Account C of ING Life
Insurance and Annuity Company as of December 31, 2007, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, incorporated by reference in Post-Effective Amendment No. 53 to the Registration
Statement (Form N-4 No. 033-75962) and the related Prospectus and Statement of
Additional Information of Variable Annuity Account C of ING Life Insurance and
Annuity Company.

                                                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
June 27, 2008